Exhibit 10.132



                       READING & BATES (A) PTY. LTD.

                                   - to -

                      CHRISTIANIA BANK OG KREDITKASSE,
                              NEW YORK BRANCH

                         __________________________

                          FIRST PRIORITY MORTGAGE

                          Dated November 13, 1996

                         _________________________

                               RON TAPPMEYER

===========================================================================

THIS FIRST PRIORITY MORTGAGE is made the 13th day of November, 1996 by READING & BATES (A) PTY. LTD., ACN 064 532 252, a company organized and existing under the laws of the State of Western Australia and the Commonwealth of Australia and having its registered office 66 Kings Park Road, West Perth, West Australia, (the "Owner") to CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH having its office at 11 West 42nd Street, 7th Floor, New York, NY 10036 (the "Mortgagee", which expression shall include its successors and assigns),

WHEREAS:

(1) The Owner is the sole, absolute and unencumbered owner of sixty-four sixty-fourth shares of the Rig described in the Schedule 1 hereto.

(2) By a Credit Agreement dated as of November 13, 1996 (as modified, amended or supplemented from time to time, the "Credit Agreement") among (i) Reading & Bates Corporation, a Delaware corporation, ("Holdings"), (ii) Reading & Bates Drilling Co. (the "Borrower"),
      (iii) the banks party thereto (the "Banks"), (iv) Credit Lyonnais New York Branch and Banque Indosuez, as documentation agents (the "Documentation Agents") and (v) the Mortgagee, as administrative agent, arranger and security trustee for the Banks (in such capacity, the "Administrative Agent") (the form of which Credit Agreement together with Exhibit B thereto but without the remaining attachments is attached hereto as Exhibit 1), it was agreed among other things that the Banks would make available to the Borrower upon the terms and conditions therein described a reducing revolving credit facility in an aggregate amount at any one time outstanding of Three Hundred Million United States Dollars (US$300,000,000) providing for the making of Loans and the issuance of and participations in, Letters of Credit as contemplated therein.

(3) The obligations of the Borrower with respect to the Facility are evidenced by the Credit Agreement and the other Credit Documents, and including the promissory notes of the Borrower payable to the order of the respective Banks (each a "Note" and, collectively, the "Notes") (the form of which is attached as Exhibit B to the Credit Agreement).

(4) The Owner, for good and valuable consideration, has authorized, executed and delivered a Subsidiary Guaranty (as modified, amended or supplemented from time to time, the "Subsidiary Guaranty"), the form of which Subsidiary Guaranty is attached hereto as Exhibit 2, in favor of the Administrative Agent guaranteeing the performance by the Borrower of its obligations under the Credit Agreement including the payment, when due, of all Obligations.

(5) This Mortgage is made for the benefit of the Mortgagee to secure the guaranty by the Owner of (i) the full and prompt payment when due of
      (x) the principal of and interest on the Notes issued, and Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit issued under the Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Borrower to the Secured Creditors (as hereinafter defined), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents including, without limitation, this Mortgage and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents including, without limitation, this Mortgage; (ii) any and all sums advanced by the Mortgagee in order to preserve the Rig or preserve its security interest in the Rig; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Borrower referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Mortgagee or re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Rig, or of any exercise by the Mortgagee of its rights hereunder, together with reasonable attorneys' fees of counsel to the Mortgagee and court costs; and (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Clause 13 of this Mortgage (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"). It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Mortgage or extended from time to time after the date of this Mortgage.

(6) This First Priority Mortgage, which is entered into by the Owner in consideration of the Banks entering into the Credit Agreement and agreeing to make the Facility available to the Borrower and as a condition thereto and for other good and valuable consideration provided by the Banks (the sufficiency of which the Owner hereby acknowledges).

NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED as follows:

1.    (A)   In this Mortgage unless the context otherwise requires:

      "Administrative Agent" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Bank" means any lender listed from time to time on Annex I to the Credit Agreement (collectively, the "Banks");

      "Collateral" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Credit Agreement" means the Credit Agreement, dated as of November 13, 1996, among Holdings, the Borrower, the Banks, the Documentation Agents and the Administrative Agent first referred to in Recital (2) hereto, as modified, amended or supplemented from time to time;

      "Credit Facility Period" shall mean the period commencing on the date hereof and ending on the date the Total Commitments have terminated, no Letters of Credit remain outstanding and the Loans and the Unpaid Drawings, together with interest, fees and all other obligations are paid in full;

      "Default Rate" shall mean the rate of interest calculated in accordance with Section 1.08(c) of the Credit Agreement;

      "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorization required under applicable Environmental Laws;

      "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment;

      "Environmental Incident" means (i) any release of Environmentally Sensitive Material from the Rig, (ii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Rig and which involves collision between the Rig and such other vessel or some other incident of navigation or operation, in either case, where the Rig or the Owner are actually or allegedly at fault or otherwise liable (in whole or in part) or (iii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Rig and where the Rig is actually or potentially liable to be arrested as a result and/or where the Owner is actually or allegedly at fault or otherwise liable (and, in each such case, "release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment);

      "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgement, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal
      Water Pollution  Control Act, as amended,  33 U.S.C.   1251 et seq.;
      the Toxic Substances Control Act, 15 U.S.C. 7401 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; the Safe Drinking Water Act, 42
      U.S.C.   3808 et seq.;  the Oil Pollution  Act of 1990,  33 U.S.C.
      2701 et seq. and any applicable state and local or foreign counterparts or equivalents;

      "Fees" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and
      (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

      "Indemnitee" shall have the meaning set forth in Section 13(A);

      "Insurances" includes all policies and contracts of insurance (which expression includes all entries of the Rig in a protection and indemnity association) which are from time to time taken out or entered into in respect of the Rig or otherwise by the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Administrative Agent) and all benefits thereof (including claims of whatsoever nature and return of premiums);

      "Interest Period" shall have the same meaning for such term as set forth in Section 1.09 of the Credit Agreement;

      "Letter of Credit" shall have the same meaning for such term as set forth in Section 2.01(a) of the Credit Agreement;

      "Loan(s)" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Major Casualty" means any casualty to the Rig in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Five Hundred Thousand United States Dollars (US$500,000) or the equivalent in any other currency;

      "Note" means each promissory note of the Borrower referred to in Recital (3) hereto and in Section 1.05(a) of the Credit Agreement;

      "Obligations" shall have the meaning provided in Recital (5) hereto;

      "Oil Pollution Act 1990" means the Oil Pollution Act 1990 (33 U.S.C. 2701 et seq.), as amended;

      "Other Rigs" means, individually or collectively, each of (i) the semi-submersible drilling rig JACK BATES owned by the Borrower documented under the laws and flag of the United States with Official Number 906283 of 19,928 gross registered tons and 14,948 net registered tons; (ii) the offshore drilling rig W. D. KENT owned by Reading & Bates Exploration Co. ("R&B Exploration") documented under the laws and flag of the United States with Official Number 583169 of 5,383 gross registered tons and 4,185 net registered tons; (iii) the offshore drilling rig CHARLEY GRAVES owned by Reading and Bates Borneo Drilling Co., Ltd. documented under the laws and flag of the Republic of Panama with Patente Number 6618-76-CH of 5,829 gross registered tons and 1,748 net registered tons; (iv) the drilling rig
      D. R. STEWART owned by R&B Exploration documented under the laws and flag of United States with Official Number 626904 of 6,494 gross registered tons and 5,834 net registered tons; (v) the semi-submersible drilling rig J. W. McLEAN owned by the Borrower documented under the laws and flag of the Republic of Panama with Official Number 25384-PEXT of 15,453 gross registered tons and 4,636 net registered tons; (vi) the semi-submersible drilling rig RIG 41 owned by the Borrower documented under the laws and flag of the Republic of Panama with the Patente Number to be assigned on the date hereof of 10,078 gross registered tons and 3,024 net registered tons;
      (vii) the jack-up drilling rig HARVEY H. WARD owned by HRB Rig Corporation documented under the laws and flag of the United States of America with Official Number 642693 of 4,121 gross registered tons and 3,079 net registered tons; (vii) the jack-up drilling rig F. G. McCLINTOCK owned by Reading & Bates Offshore, Limited documented under the laws and flag of the United States of America with Official Number 562059 of 5,525 gross registered tons and 1,657 net registered tons; (viii) the jack-up drilling rig RANDOLPH YOST owned by the Borrower documented under the laws and flag of the United States of America with Official Number 601699 of 4,701 gross registered tons and 4,701 net registered tons; (ix) the jack-up drilling rig J. T. ANGEL owned by the Borrower documented under the laws and flag of the United States of America with Official Number 651645 of 4,186 gross registered tons and 3,090 net registered tons; (x) the jack-up drilling rig ROGER W. MOWELL owned by the Borrower documented under the laws and flag of the United States of America with Official Number 645360 of 4,121 gross registered tons and 3,079 net registered tons; (xi) the jack-up drilling rig GEORGE H. GALLOWAY owned by Reading & Bates Offshore, Limited documented under the laws and flag of the United States of America with Official Number 651646 of 3,729 gross registered tons and 2,496 net registered tons; and (xii) the jack-up drilling rig C.E. THORNTON to be owned by HRB Rig Corporation documented under the laws and flag of the United States of America with Official Number 673210 of 6,096 gross registered tons and 6,096 net registered tons;

      "Permitted Liens" means: (1) liens incident to expenses of current operations, other than for master's and crew's wages, incurred in the ordinary course of business of the Owner and due and payable for not more than thirty (30) days (or being contested in good faith, provided such liens are not in excess of U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the written request of the Administrative Agent, provide a bond or other security satisfactory to the Administrative Agent); (2) liens for master's and crew's wages not yet due and payable; (3) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent (unless being contested in good faith, provided such liens are not in excess of U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the written request of the Administrative Agent, provide a bond or other security satisfactory to the Administrative Agent);
      (4) liens for general average and salvage (including contract salvage); (5) liens for claims covered by valid policies of insurance meeting the requirements of Clause 6 hereof (except that no lien shall be deemed not covered by insurance to the extent insurance in force would cover the amount secured by the lien but for any applicable deductible amount approved by the Administrative Agent);
      (6) liens arising pursuant to any judgment or to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 30 consecutive days; (7) any lien for the payment or discharge of which provisions satisfactory to the Administrative Agent have been made as evidenced by the Administrative Agent's written consent to such lien;
      (8) any lien in favor of the Banks; and provided that Permitted Liens shall not include any liens described in subclauses (1) through (7) above unless they: (i) are subordinate to the lien of this Mortgage or (ii) constitute a maritime lien which would in any event be entitled as such to priority over the Mortgage under the United States shipping laws or other applicable laws relating to the Rig's trading pattern. Nothing herein shall be deemed a waiver of the priority preferred lien status of this Mortgage;

      "Protection and indemnity risks" means the usual risks covered by protection and indemnity associations of international repute including the proportion not recoverable in case of collision under the ordinary running-down clause (unless such is recoverable under the relevant hull and machinery coverage);

      "Requisition Compensation" means all moneys or other compensation payable during the Credit Facility Period by reason of requisition for title or other compulsory acquisition of the Rig otherwise than by requisition for hire;

      "Rig"  means the vessel  referred to in  Recital (1) hereto  and more fully described in Schedule 1 hereto and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired (but excluding therefrom any leased equipment owned by third parties);

      "Secured Creditors" shall mean the Banks, the Letter of Credit Issuer and the Administrative Agent under and as defined in the Credit Agreement;

      "Security Documents" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever;

      "Subsidiary Guaranty" means the agreement dated as of November 13, 1996 made by the Owner in favor of the Administrative Agent as first referred to in Recital (4) hereto, as modified, amended or supplemented from time to time;

      "Taxes" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Total Commitment" shall have the same meaning for such term as set forth in the Credit Agreement;

      "Total Loss" means (a) the actual, constructive, arranged, agreed, or compromised Total Loss of the Rig; (b) the requisition for title or other compulsory acquisition or forfeiture of the Rig otherwise than by requisition for hire; (c) the capture, seizure, arrest, detention or confiscation of the Rig by any government or by persons acting or purporting to act on behalf of any government unless the Rig be released from such capture, seizure, arrest or detention within ninety (90) days after the occurrence thereof;

      "United States Dollars" and "US$" means the lawful currency of the United States of America;

      "Unpaid Drawing" shall have the same meaning for such term as set forth in the Credit Agreement;

      (B)   In Clause 5(A) hereof:

            (i) "Excess risks" means the proportion of claims for general average and salvage charges and under the ordinary running-down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claim exceeding her insured value;

            (ii)  "Protection and  indemnity risks"  means the  usual risks covered by a protection and indemnity association including the proportion not recoverable in case of collision under the ordinary running-down clause;

            (iii) "War  risks" includes  the  risk of  mines and  all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

      (C) This Mortgage shall be read together with the Credit Agreement, the Notes, the Subsidiary Guaranty and the other Credit Security Documents.

      (D)   The Owner hereby represents and warrants to the Mortgagee that:

            (i) the Owner is the sole legal and beneficial owner of the whole of the Rig and neither the whole nor any share in the Rig is subject to any Security Interest (except for Permitted Liens and the lien of this Mortgage);

            (ii) the Owner has not sold or transferred, or agreed to sell or transfer, title to the Rig or any share therein;

            (iii) the Owner  is a  corporation duly  organized and  validly existing and in good standing under the laws of the State of Western Australia and the Commonwealth of Australia;

            (iv) the Owner has full power and authority (i) to register the Rig in its name under Australian flag, (ii) to execute and deliver this Mortgage, (iii) to mortgage the Rig as security for the Obligations and (iv) to comply with the provisions of, and perform all its obligations under, this Mortgage;

            (v)   the  Owner  has  complied with  all  statutory  and other
                  material  requirements   relating   to   the   ownership,
                  registration and operation of the Rig;

            (vi) the Owner has taken all necessary action to authorize the execution and delivery of this Mortgage and this Mortgage constitutes, the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance
                  with  its  terms   (except  to  the  extent   limited  by
                  applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect and general equitable principles) and when filed with the Registrar of Ships at the Australian Shipping Registration Office and the Australian Securities Commission will create a legal, valid and enforceable first preferred mortgage lien on the Rig;

            (vii) the  entry into  and performance  by  the Owner  of  this
                  Mortgage does not and will not during the Credit Facility Period violate in any respect (i) any law or regulation of any governmental or official authority or body, or
                  (ii) any of the constitutive documents of the Owner including its Memorandum and Articles of Association, as amended from time to time, or (iii) any material agreement, contract or other undertaking to which the Owner is a party or which is binding upon the Owner or any of its assets;

           (viii) all consents, licenses, approvals and authorizations required in connection with the entry into, performance, validity and enforceability of this Mortgage and the transactions contemplated hereby and thereby have been obtained and are in full force and effect and will be so maintained during the Credit Facility Period;

            (ix) save for such registrations and filings as are referred to in this Mortgage, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Mortgage that it or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar taxes be paid on or in relation to this Mortgage;

            (x) the Owner is in compliance with all applicable Environmental Laws and all Environmental Approvals relating to the Rig, its operation and management and the business of the Owner (as now conducted and reasonably anticipated to be conducted in the future) have been obtained or complied with;

            (xi) no Environmental Claim has been made or threatened against the Owner, the Approved Manager or otherwise in connection with the Rig; and

            (xii) no  Environmental Incident which  has resulted,  or which could reasonably be expected to result, in an Environmental Claim in excess of US$200,000 has occurred.

2. In order to induce Banks to enter into the Credit Agreement and to make the Facility available thereunder and in consideration of other valuable consideration (receipt whereof is hereby acknowledged by the Owner) the Owner hereby covenants with the Mortgagee as follows:

      (A) The Owner shall pay the full amount of all moneys comprising the Obligations as and when the same shall become due and payable in accordance with the terms of the Subsidiary Guaranty and the other Credit Documents.

      (B)   The Owner  will  pay to  or  indemnify the  Mortgagee for  such additional amounts as may be necessary in order that all payments under this Mortgage after deduction of, for, or on account of every present or future tax, assessment and governmental charge imposed by any competent authority in the State of Western Australia or Commonwealth of Australia (or in such other jurisdictions to the revenue laws of which the Owner may for the time being be subject) shall be no less than such payments would have been had there been no such tax, assessment or charge.

3. By way of security for the performance of the Obligations THE OWNER as BENEFICIAL OWNER HEREBY MORTGAGES AND CHARGES to and in favor of the Mortgagee all the Owner's interest in the Rig, including, without limitation, all 64 shares in the Rig, the Earnings and the Insurances (all of which the Owner hereby warrants to be free at the date hereof from any other charge or incumbrance whatsoever, other than Permitted Liens, if any) and Requisition Compensation and without prejudice to the generality of the foregoing THE OWNER HEREBY ASSIGNS AND AGREES to assign to the Mortgagee (or to procure to assign to the Mortgagee as the case may be) the Earnings and the Insurances and Requisition Compensation as defined herein PROVIDED HOWEVER that any sums receivable in respect of the Insurances shall be payable as follows:

      (A) There shall be paid to the Mortgagee any and every sum receivable in respect of a Total Loss.

      (B) Unless and until Underwriters have been otherwise instructed by notice in writing from the Mortgagee, (i) any loss under any insurance on the Rig with respect to protection and indemnity risks may be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred, (ii) in the case of any loss (other than a Total Loss or a loss covered by (i) above) under any insurance with respect to the Rig involving any damage to the Rig, the Underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owners shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the Underwriters may pay the Owners as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $1,000,000 or its equivalent the Underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

4. It is declared and agreed that the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the performance of all Obligations under the Credit Documents and the performance and observance of and compliance with all of the covenants, terms and conditions therein and herein contained and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Mortgagee for all or any part of the moneys hereby and thereby secured and that every power and remedy given to the Mortgagee hereunder shall be in addition to, and not a limitation of, any and every other power or remedy vested in the Mortgagee under the Subsidiary Guaranty and the other Credit Documents or any other document or instrument entered into pursuant to the Credit Agreement or at law and that all the powers so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

5.    The Owner further covenants with the Mortgagee and undertakes that:

      (A)(i) The Owner shall, at its own expense, when and so long as the Obligations remain outstanding, insure the Rig and keep her insured, or cause the Rig to be insured, in lawful money of the United States, in such amounts, for such risks (including without limitation, hull and machinery/increased value, protection and indemnity risks, pollution liability, and war risks), in such form (including without limitation, the form of the loss payable clause and the designation of named assureds) and with such first class insurance companies, underwriters, funds, mutual insurance associations or clubs, as shall be reasonably satisfactory to the Mortgagee. With respect to hull and machinery/increased value insurance, including war risk, the Owner shall insure the Rig and keep her insured, or cause the Rig to be insured, for an amount which is at least the full commercial value of the Rig, and when such amount is aggregated with the amount of such insurance coverage on the Other Rigs, such aggregate amount shall be at least 110% of the aggregate amount of the Total Commitment. The Rig shall in no event be insured for an amount less than the agreed valuation as set forth in the applicable marine and war risk policies. Such insurance shall cover marine and war risk perils, on hull and machinery, with deductibles not in excess of US$500,000 (such deductibles not to apply in the case of Total Loss of the Rig), and shall be maintained in the broadest forms available in the American, British and Scandinavian insurance markets or in such other major international markets reasonably acceptable to the Mortgagee. The Owner shall maintain, or cause to be maintained, protection and indemnity or equivalent insurance, including war risk protection and indemnity coverage and coverage against pollution liability, in an amount not less than US$100,000,000 (or, with respect to pollution liability coverage, such greater amount as may be required from time to time by the Oil Pollution Act 1990, or other Environmental Laws), as and when applicable to the Rig and its operations, through underwriters or associations acceptable to the Mortgagee. In addition, the Owner shall, at its own expense, furnish to the Mortgagee a mortgagee's single interest policy providing coverage which, when aggregated with the mortgagee's interest insurance furnished to the Mortgagee in respect of the Other Rigs, shall be in an amount equal to at least 110% of the aggregate amount of the Total Commitment (or in lieu of such mortgagee's interest insurance Owner shall cause the hull and machinery/increased value insurance to be endorsed to afford breach of warranty coverage for the benefit of the Mortgagee). Such mortgagee's interest insurance and any additional insurance policies for the benefit of the Mortgagee shall be maintained in the broadest form available in the American, British and Scandinavian markets or other major international markets acceptable to the Mortgagee through underwriters acceptable to the Mortgagee. The Rig shall not operate in or proceed into any area then excluded by trading warranties under its marine or war risk policies (including protection and indemnity) without obtaining any necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to the Mortgagee.

      (ii) The policy or policies of insurance shall be issued by responsible underwriters reasonably acceptable to the Mortgagee, shall contain conditions, terms, stipulations and insuring covenants satisfactory to the Mortgagee, and shall be kept in full force and effect by the Owner so long as the Obligations shall be outstanding. All such policies, binders and other interim insurance contracts shall be executed and issued in the name of the Owner and shall, to the extent required herein, provide that loss be payable to the Mortgagee for distribution by it to itself, the Banks and the Owner as their interests may appear, and shall provide for at least ten days' prior notice to be given to the Mortgagee by the underwriters or association in the event of cancellation or the failure of the Owner to pay any premium or call which would suspend coverage under the policy or the payment of a claim thereunder. Certified copies of all such policies, binders and other interim insurance contracts shall be deposited with the Mortgagee. Originals shall also be provided upon the request of the Mortgagee. The Owner shall furnish to the Mortgagee annually a detailed report signed by a firm of marine insurance brokers satisfactory to the Mortgagee as to the insurance maintained in respect of the Rig, as to their opinion as to the adequacy thereof and as to compliance with the provisions of this Clause 5(A).

                  Unless otherwise required by the Mortgagee by notice to the underwriters, although the following insurance is payable to the Mortgagee, (i) any loss under any insurance on the Rig with respect to protection and indemnity risks may be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred and (ii) in the case of any loss (other than a loss covered by (i) above or by the next following paragraph of this Clause 5(A)(ii) under any insurance with respect to the Rig involving any damage to the Rig, the underwriters may pay directly for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Owner as reimbursement therefor; provided, however, that if such damage involves a before deductible loss in excess of US$1,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee (which consent shall not be unreasonably withheld). Any loss covered by this paragraph which is paid to the Mortgagee but which might have been paid, in accordance with the provisions of this paragraph, directly to the Owner or others, shall be paid by the Mortgagee to, or as directed by, the Owner and all other payments to the Mortgagee of losses covered by this paragraph shall be applied by the Mortgagee in accordance with Clause 10.

                  In the event of an actual or constructive Total Loss or a compromised constructive Total Loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee. The Owner shall not declare or agree with the underwriters that the Rig is a constructive or compromised, agreed or arranged constructive Total Loss without the prior written consent of the Mortgagee.

      (iii) In the event of an actual or constructive Total Loss of the Rig, the Mortgagee shall retain out of the insurance payments received on account of such loss any sum or sums that shall be or become owing to the Secured Creditors under the Credit Documents, whether or not the same be then due and payable, together with accrued interest and the cost, if any, of collecting the insurance, and pay the balance as provided in Clause 10.

      (iv) The Owner shall comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Owner or the Rig with respect to the carriage of passengers or pollution, and will maintain, or cause to be maintained, all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade which the Rig from time to time is engaged in.

      (v) The Owner shall renew all insurances as they expire and so as to insure that there is no gap in coverage, keep the Mortgagee advised of the progress of such renewals, and procure that the insurers shall promptly confirm in writing to the Mortgagee as and when each such renewal is effected.

      (vi) The Owner shall punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and produce all relevant receipts when so required by the Mortgagee.

      (vii) The Owner shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or war risks association.

      (viii) The Owner shall not employ the Rig or suffer the Rig to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid relative to the Rig (including any warranties, express or implied, therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

      (B) maintain its existence as a corporation in good standing duly organized under the laws of the State of Western Australia and Commonwealth of Australia;

      (C) Not to change the name of the Rig without the Mortgagee's prior approval and to keep the Rig registered as an Australian Rig and not do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in the Rig being required to be registered otherwise than as an Australian Rig and not to register the Rig or permit its registration under any other flag or at any other port without the prior written consent of the Mortgagee.

      (D) not without the previous consent in writing of the Mortgagee make any modification to the Rig which would or might materially alter the structure or type or reduce the performance characteristics of the Rig or materially reduce the value of the Rig;

      (E) To keep the Rig in a good and efficient state of repair consistent with the ownership and operating practices of first-class rig owners and operators so as to maintain her present class (namely Rig Class +A1 Self-Elevating Drilling
            Rig) and so as to comply with the provisions of the Shipping Registration Act 1981 (Commonwealth of Australia) and all other laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered in Australia and to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Rig;

      (F) procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as to not diminish the value of the Rig and not to remove any material part of, or item of equipment installed on, the Rig unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest (other than Permitted Liens) in favor of any person other than the Mortgagee and becomes on installation on the Rig the property of the Owner and subject to the security constituted by this Mortgage;

      (G) submit the Rig to such periodical or other surveys as may be required for classification purposes and if so required to supply to the Mortgagee copies of all survey reports issued in respect thereof;

      (H) permit the representatives of the Mortgagee or independent surveyors representing the Mortgagee to board the Rig at all reasonable times and upon reasonable notice for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections;

      (I) promptly pay and discharge all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens (other than Permitted Liens) on or claims enforceable against the Rig and all tolls, dues, taxes, assessments, governmental charges, fines and penalties lawfully charged on or in respect of the Rig and all other outgoings whatsoever in respect of the Rig and in the event of arrest of the Rig pursuant to legal process, or in the event of her detention in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of the Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require;

      (J) not employ the Rig or allow her employment in any trade or business which is unlawful under the laws of any relevant jurisdiction or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to destruction, seizure or confiscation and in the event of hostilities in any part of the world (whether war be declared or not) not employ the Rig or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the war risks insurers of the Rig unless there shall have been effected by the Owner (at its expense) such special, additional or modified insurance cover as the Mortgagee may require;

      (K) Promptly to furnish to the Mortgagee all such information as it may from time to time require regarding the Rig, her
            employment,  position  and  engagements,  particulars  of   all
            towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever concerning her.

      (L) To notify the Mortgagee forthwith by cable or telex confirmed by letter of:

            (i) Any accident to the Rig involving repairs the cost whereof will or is likely to be a Major Casualty;

            (ii) Any occurrence in consequence whereof the Rig has become or is likely to become a Total Loss;

            (iii) Any requirement or recommendation made  by any insurer or classification society or by any competent authority which is not immediately complied with;

            (iv) Any arrest of the Rig or the exercise or purported exercise of any lien on the Rig or any requisition of the Rig for hire;

            (v) any intended dry docking of the Rig, as to which the Owner shall give the Mortgagee ten (10) days prior notice, provided, that in the event of any emergency dry docking of the Rig, the Owner shall immediately notify the Mortgagee; and

            (vi) any intended deactivation or lay-up of the Rig (other than for normal periods of inactivity between contracts for the Rig during which periods the Rig remains manned) and obtain the prior written consent of the Mortgagee;

      (M) keep proper books of account in respect of the Rig and as and when the Mortgagee may so reasonably require make such books available for inspection on behalf of the Mortgagee and furnish satisfactory evidence that the wages and allotments and the insurance of the master and crew are being regularly paid and that all deductions from crew's wages in respect of tax and/or social security liability are being properly accounted for and that the master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

      (N) observe the obligations contained in Sections 7 and 8 of the Credit Agreement which apply to the Rig and the Owner, and in pursuance thereof such obligations shall be incorporated in and deemed to form part of this Mortgage mutatis mutandis;

      (O) not without the previous consent in writing of the Mortgagee (such consent not to be unreasonably withheld), put the Rig into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed Two Million Five Hundred Thousand United States Dollars (US$2,500,000) (or the equivalent in any other currency) unless such person shall first have given to the Mortgagee and in terms reasonably satisfactory to it a written undertaking not to exercise any lien on the Rig for the cost of such work or otherwise;

        (P) Reimburse the Mortgagee promptly, with interest at the Default Rate, for any and all expenditures which the Mortgagee may from time to time make, lay out or expend in providing such protection in respect of insurance, discharge of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys' fees and other matters as the Shipowner is obligated herein to provide, but fails to provide. Such obligation of the Owner to reimburse the Mortgagee shall be an additional indebtedness due from the Owner, secured by this Mortgage, and shall be payable by the Owner on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Owner to make any such expenditures, nor shall the making thereof relieve the Owner of any default in that respect.

      (Q) To pay on demand to the Mortgagee (or as it may direct) the amount of all investigation and legal expenses of any kind whatsoever, stamp duties (if any), registration fees and any other charges incurred reasonably and in good faith by the Mortgagee in connection with the preparation, completion, enforcement and registration of the Security Documents or otherwise in connection with the Obligations and the security therefor.

      (R) comply, or procure compliance with, all Environmental Laws and Environmental Approvals relating to the Rig, its operation or management and the business of the Owner from time to time;

      (S)   notify the Mortgagee forthwith upon:

            (i) any Environmental Claim which could reasonably be expected to result in damages in excess of US$200,000 being or made against the Owner, or otherwise in connection with the Rig; or

            (ii) any Environmental Incident occurring, and keep the Mortgagee advised, in writing on such regular basis and in such detail as the Mortgagee shall require, of the Owner's response to such Environmental Claim or Environmental Incident;

      (T) not sell, mortgage or transfer the Rig (other than as permitted by the Credit Agreement) without the written consent of the Mortgagee having first been obtained, and any such written consent to any one such sale, mortgage or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage or transfer. Any such sale, mortgage or transfer shall be subject to the provisions of this Mortgage and the lien it creates. The Owner shall not charter the Rig to, or permit the Rig to serve under any contract with, a person included within the definition of (i) "national" of a "designated foreign country," or "specially designated national" of a "designated foreign country," in the Foreign
            Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R. Parts 500 and 515, in each case as amended, (ii) "Government of Libya", "entity of the Government of Libya" or "Libyan entity" in the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R. Part 550, as amended, or (iii) "Government of Iraq", "entity of the Government of Iraq" or "Iraqi Government entity" in the Iraqi Sanctions Regulations, 56 Fed. Reg. 2112 (1991) to be codified at 31 C.F.R. Part 575, as amended, all within the meaning of said Regulations or of any regulations, interpretations or rulings issued thereunder, or sail in Cuban waters or enter any Cuban port for any purpose or engage in any transaction that violates any provision of said Regulations or that violates any provision of the Iranian Transactions Regulations, 31 C.F.R. Part 560, as amended, the Foreign Funds Control Regulations, 31 C.F.R. Part 520, as amended, the Transaction Control Regulations, 31 C.F.R. Part 505, as amended, the Haitian Transaction Regulations, 31 C.F.R.
            Part 580, as amended, the Foreign Assets Control Regulations, 31 C.F.R. Part 500, as amended, or Executive Orders 12810 and 12831; if such transaction or violation would (i) expose the Mortgagee to any penalty, sanction or investigation or (ii) jeopardize the lien created by this Mortgage or (iii) have a material adverse effect on the Owner or the operation of the Rig;

      (U) shall not cause or permit the Rig to be operated in any manner contrary to law, shall not abandon the Rig in a foreign port, shall not engage in any unlawful trade or violate any law or carry any cargo that shall expose the Rig to penalty, forfeiture or capture, and shall not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Rig under the laws of Australia and will at all times keep the Rig duly documented thereunder.

6.    (A)   The Mortgagee shall  without prejudice to its  other rights and powers hereunder be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in its discretion think fit for the purpose of protecting the security created by the Credit Agreement, the Subsidiary
            Guaranty and other Credit Documents and each and every expense or liability so incurred by the Secured Creditors in or about the protection of the security shall be repayable to it by the Owner on demand together with interest thereon at the Default
            Rate from the date whereon such expense or liability was incurred by the Mortgagee until the date of actual receipt (as well after as before any judgment).

      (B)   Without prejudice to the generality of the foregoing:

            (i) In every case that the provisions of Clause 5(A) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty to effect and thereafter to maintain all such insurances upon the Rig as in its discretion it may think fit;

            (ii) In the event that the provisions of Clause 5(C) or 5(D) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty to arrange for the carrying out of such repairs and surveys as it may deem expedient or necessary;

            (iii) In the event that the provisions of Clause 5(F) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty to pay and discharge all such debts, damages and liabilities as are therein mentioned and to take any such measures as it may deem expedient or necessary for the purpose of securing the release of the Rig.

            Each and every expense or liability so incurred by the Mortgagee shall be recoverable, together with interest at the Default Rate, from the Owner as provided herein.

7.    Upon the  happening of any  of the following  events (the  "Events of
      Default")  the  security  created  by   this  Mortgage  shall  become
      immediately enforceable:

      (A) The owner does not pay to the Mortgagee forthwith any sum of money payable under the Subsidiary Guaranty or the other Credit Documents.

      (B) If the Owner is in breach of the covenants contained in Clauses 5A, 5B, 5C, 5F, 5G, 5H, 5I, 5K, 5L, 5M, 5N or 5O.

      (C) If the Owner is in breach of any of the other covenants, terms and conditions hereof and such breach is not remediable or if it is capable of being remedied, the same is not remedied within 10 days of receipt of notice from the Mortgagee requesting remedial action.

      (D) It becomes impossible or unlawful for the Owner to fulfill any of the covenants and obligations contained in the Subsidiary Guaranty or the other Credit Documents or for the Mortgagee to exercise the rights or any of them vested in it under the Credit Documents or otherwise.

      (E) Anything is done or suffered or omitted to be done by the Owner which in the reasonable opinion of the Mortgagee may imperil the security created by the Subsidiary Guaranty or the other Security Documents.

      (F) An Event of Default under the Credit Agreement shall have occurred and be continuing.

8. Upon the security created by this Mortgage becoming immediately enforceable pursuant to Clause 7 hereof the Mortgagee may by notice of default given to the Owner declare the Obligations to be forthwith due and payable and the Mortgagee shall become forthwith entitled as and when it may see fit to put into force and exercise all the powers possessed by it as mortgagee of the Rig and chargee of the Rig, the insurances and the Earnings and in particular:

      (A) To exercise all of the rights and remedies given to mortgagees by the laws of the Commonwealth of Australia and the States and Territories of Australia or other applicable laws, including the right to cause the Rig to be arrested and sold by judicial authority.

      (B)   To take possession of the Rig.

      (C) To require that all policies, contracts and other records relating to the Insurances or any of them (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate.

      (D) To collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage fees therefor.

      (E) To discharge, compound, release or compromise claims against the Owner in respect of the Rig which have given or may give rise to any charge or lien on the Rig or which are or may be enforceable by proceedings against the Rig.

      (F) To sell the Rig or any share therein with or without prior notice to the Owner by public auction or private contract at home or abroad and upon such terms as the Mortgagee in its absolute discretion may determine with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and itself to purchase the Rig at any such public auction and to set off the purchase price against all or any part of the Obligations.

      (G) Pending sale of the Rig to manage, insure, maintain and repair the Rig and to employ or lay up the Rig in such manner and for such period as the Mortgagee in its absolute discretion deems expedient and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Rig, her insurance, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of the Rig and without being responsible for any loss thereby incurred.

      (H) To recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the power vested in the Mortgagee under sub-clause (G) above with interest thereon at the Default Rate from the date when such losses were incurred by the Mortgagee until the date of actual receipt (as well after as before any judgment).

      (I) To recover from the Owner on demand all expenses, payments and disbursements incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers aforesaid together with interest thereon at the Default Rate from the date when such expenses, payments or disbursements were incurred by the Mortgagee until the date of actual receipt (as well after as before any judgment).

PROVIDED ALWAYS that upon any sale of the Rig or any share therein by the Mortgagee pursuant to sub-clause (F) above the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has arisen in the manner herein provided and the sale of the Rig shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser thereof who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

9. Upon the security created by this Mortgage becoming immediately enforceable pursuant to clause 7 hereof, the Mortgagee shall be entitled to appoint a receiver or manager or receiver and manager
      (the "Receiver") of the Rig and the freights, hire, insurances, revenues, income and profits due or to become due and arising from the operation of the Rig. Any Receiver so appointed shall be the agent of the Owner unless at any time otherwise specified by the Mortgagee. The Owner shall be solely responsible for the remuneration, costs and expenses of the Receiver. The Mortgagee may at any time terminate the appointment of the Receiver. In addition to all the rights and powers conferred on the Receiver at law and in equity, a Receiver shall be entitled to exercise all of the powers and rights conferred upon the Mortgagee under this Mortgage or any other Credit Document.

10.   (a)   All moneys received by the Mortgagee in respect  of any sale by it of the Rig or any share therein or otherwise pursuant to the provisions of this Mortgage shall be place to pay or retain all such payments, disbursements, expenses and losses whatsoever
            (together with interest thereon as provided herein) as may have been incurred by the Mortgagee in or about or incidental to the exercise by the Mortgagee of the powers applied in the following manner:

            (i) first, to the payment of all amounts owing the Mortgagee of the type described in clauses (ii) and (iii) of Recital 5;

            (ii) second, to the extent moneys remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Clause 10(c), with each Secured Creditor receiving an amount equal to such Obligations held by it or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

            (iii) third, to the extent moneys remain after the application pursuant to the preceding clauses (i) and (ii), and following the termination of this Mortgage pursuant to Clause 3, any surplus then remaining shall be paid to the Owner, subject, however, to the rights of the holder of any then existing Lien of which the Mortgagee has actual notice (without investigation).

      (b) For purposes of this Mortgage "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount in respect of any Obligations, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Obligations owing to or held by such Secured Creditor and the denominator of which is the then outstanding amount of all such Obligations. For purposes of determining the amount payable to each Secured Creditor, the Mortgagee shall be entitled to request each Secured Creditor to furnish it with written notice of the amount of Obligations then owed to it and shall be entitled to reply upon the amounts stated therein in making such distribution.

      (c) All payments required to be made to Secured Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Secured Creditors.

      (d) For purposes of applying payments received in accordance with this Clause 10, the Mortgagee shall be entitled to reply upon
            (i) the  Administrative Agent  under the  Credit Agreement  and
            (ii) the Secured Creditors for a determination (which the Administrative Agent and each Secured Creditor, by their acceptance of the benefits of this Mortgage shall be obligated to provide upon request of the Mortgagee) of the outstanding Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Mortgagee, in acting hereunder, shall be entitled to assume that no obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.

11. No delay or omission of the Mortgagee to exercise any right or power vested in it under the Subsidiary Guaranty or the other Credit Documents shall impair such right or power or be construed as a waiver of or an acquiescence in any default by the Owner and in event of the Mortgagee at any time agreeing to waive any such right or power such waiver shall be revocable by the Mortgagee at any time and the right or power shall thenceforth be again exercisable as though there had been no such waiver.

12. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by the Subsidiary Guaranty or the other Credit Documents (including the power vested in it by virtue of Clause 14 hereof) in such manner upon such terms and to such persons as the Mortgagee in its absolute discretion may think fit.

13.   (A)   The Owner  will indemnify and save harmless each of the Secured
            Creditors and each agent or attorney appointed under or pursuant to this Mortgage (each an "Indemnitee") from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by such Secured Creditor or such agent or attorney in good faith:

            (a) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Mortgage; or

            (b) in the preservation or enforcement of the rights under this Mortgage of the Mortgagee; or

            (c) on the release of the Rig from the security created by this Mortgage,

      and the Secured Creditors and each such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Mortgage. All such amounts recoverable by such Secured Creditors or such agent or attorney shall be recoverable on a full indemnity basis.

      (B) Without limiting the foregoing Clause 13(A), the Owner hereby further indemnifies and holds harmless each of the Secured Creditors and their respective officers, directors, employees, attorneys and agents from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, consultant fees, investigation and laboratory fees) imposed upon or incurred by or asserted against them, or any of them, by reason of (a) an actual, alleged or threatened Environmental Incident; (b) any personal injury (including wrongful death) or property damage (real or personal) or economic damage arising out of or related to such Environmental Incident; (c) any Environmental Claim brought or threatened, or settlement reached; or (d) any violation of laws, orders, regulations, requirements or demands of governmental authorities relating to Hazardous Materials at, or discharged from the Rig.

      (C) If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Owner or the liquidation of the Owner or for any other reason, any payment under or in connection with this Mortgage is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with this Mortgage (the "contractual currency"), then to the extent that the amount of such payment actually received by the Mortgagee, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Mortgage, the Owner, as a separate and independent obligation, shall indemnify and hold harmless the Mortgagee against the amount of such shortfall. For the purposes of this Clause C, "rate of exchange" means the rate at which the Mortgagee is able on the date of such payment (or, if it is not practicable for the Mortgagee) to purchase the contractual currency with the payment currency on the date of such payment, at the rate of exchange as soon afterwards as is practicable for the Mortgagee to do so) to purchase the contractual currency with the payment currency and shall take into account any premium and other costs of exchange with respect thereto.

14.   (A)   The Owner  hereby irrevocably  appoints  the Mortgagee  as  its attorney-in-fact for the duration of the Credit Facility Period for the purpose of doing in its name all acts which the Owner itself could do in relation to the Rig, the Requisition
            Compensation  and  the  Insurances  and the  Earnings  PROVIDED
            HOWEVER that such power shall not be exercisable by or on behalf of the Mortgagee unless an Event of Default shall have occurred.

      (B) The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any inquiry as to whether an Event of Default has occurred nor shall such person be in any way affected by notice that an Event of Default has not occurred and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

15. The Owner hereby further undertakes at its own expense to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Rig or perfecting the security constituted  by  the  Subsidiary  Guaranty  and  the  other  Security
      Documents.

16. The Owner covenants with the Mortgagee that it will indemnify the Mortgagee and hold it harmless against any loss or damage or expenses which consequent upon a judgment being obtained or enforced in respect of the non-payment by the Owner of any amount due under the Subsidiary Guaranty and the other Credit Documents arises or results from any variation in rates of exchange between U.S. Dollars and the currency in which such judgment was obtained between the date of the said amounts becoming due (or the date of the said judgment being obtained as the case may be) and the date of actual payment thereof and this indemnity shall not be affected by any time or indulgence granted to the Owner from time to time and shall continue in full force and effect notwithstanding any judgment in favor of the Mortgagee.

17.   (A)   This Mortgage shall  be construed and enforceable  according to the laws of the Australian Capital Territory, Australia.

      (B) The Owner agrees that the Mortgagee shall have liberty but shall not be obliged to take any proceedings in the Courts of any country to protect or enforce the security hereby constituted or to enforce any provisions of the Subsidiary Guaranty and the other Credit Documents or to recover payment of the Obligations and for the purpose of any proceedings for the enforcement of the Subsidiary Guaranty or the other Credit Documents the Owner hereby submits to the jurisdiction of the Courts of any country of the choice of the Mortgagee.

18. All communications provided for or permitted hereunder shall be in writing or by telex or telefax confirmed in writing and shall be delivered, air mailed, telexed or telefaxed to the addresses provided for in Section 12.03 of the Credit Agreement:

19. In accordance with section 282 of the Corporation Law (as set out in section 82 of the Corporation Act 1989 (Western Australia)), the maximum prospective liability secured by this Mortgage will be (U.S. $350,000,000) Three Hundred Fifty Million United States Dollars, but this clause shall not limit the amount secured by or recoverable under this Mortgage or any other Credit Document.

      IN WITNESS WHEREOF Reading & Bates (A) Pty. Ltd. has caused this Mortgage to be executed by on the day and year first above written.


THE COMMON SEAL OF            )
READING & BATES (A)           )
PTY LTD (ACN                  )
064 532 252) was              )
affixed by the authority of   )
the Board of Directors in the )
presence of:                  )




Signature of Secretary        Signature of Director




Name of Secretary         Name of Director


Accepted and Agreed:

CHRISTIANIA BANK OG KREDITKASSE,
   NEW YORK BRANCH


By: ____________________________________
     Title:


Accepted and Agreed:

CHRISTIANIA BANK OG KREDITKASSE,
   NEW YORK BRANCH


By: ____________________________________
     Title:


                    SCHEDULE I hereinbefore referred to



      The offshore drilling rig "RON TAPPMEYER" of the following dimensions and tonnages:

                  Tons Gross approx.           11,455
                  Tons Net approx.              3,436

having  Official  Number  855213  at  the Registry  of  Ships  in Canberra,
Australia.

                                SCHEDULE II


                 AUSTRALIAN SHIPPING REGISTRATION ACT 1981


Particulars under section 38(2)


1.    Name and Official Number:

      "RON TAPPMEYER", Australian Official No. 855213.

2.    The number of shares affected - 64

3.    Name and address of the mortgagor

            Reading & Bates (A) Pty. Ltd., a company organized and existing under the laws of the State of Western Australia and the Commonwealth of Australia and having its registered office at 66 Kings Park Road, West Perth, Western Australia.

4.    Name and address of the mortgagee:

            Christiania Bank og Kreditkasse, New York Branch, 11 West 42nd Street, 7th Floor, New York, NY 10036


Signed by READING & BATES (A) PTY. LTD. by ________________________________
                                           Its:  Attorney-in-Fact


                               ACKNOWLEDGMENT


STATE OF NEW YORK     )
                      :  ss.:
COUNTY OF NEW YORK    )



      On the 13th day of November, 1996, before me personally came T.W. Nagle, to me known, who being by me duly sworn did depose and say that he resides at 13307 Tosca Lane, Houston, TX; that he is a Director for READING & BATES (A) PTY. LTD., the corporation described in and which executed the above First Priority Mortgage; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said corporation.



                              _________________________________
                                        Notary Public


                               ACKNOWLEDGMENT



STATE OF NEW YORK     )
                      :  ss.:
COUNTY OF NEW YORK    )


      On the 13th day of November, 1996, before me personally came Hans Chr. Kjelsrud, to me known, who being by me duly sworn did depose and say that he resides at 115 East 87th Street, New York, NY; that he is a Vice President for CHRISTIANIA BANK OG KREDITKASSE, the corporation described in and which executed the above First Priority Mortgage; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said corporation.


                              _________________________________
                                               Notary Public



                               ACKNOWLEDGMENT

STATE OF NEW YORK     )
                      :  ss.:
COUNTY OF NEW YORK    )

      On the 13th day of November, 1996, before me personally came Justin McCarty, III, to me known, who being by me duly sworn did depose and say that he resides at 35 Pleasant Street, Katonah, NY; that he is a Vice President for CHRISTIANIA BANK OG KREDITKASSE, the corporation described in and which executed the above First Priority Mortgage; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said corporation.



                              _________________________________
                                          Notary Public